As filed with the Securities and Exchange Commission on May 14, 2001
SEC Registration No. 333-56046

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2 /A-1
AMENDMENT 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHADOWS BEND DEVELOPMENT, INC.
(Name of small business issuer in its charter)

NEVADA                            8051                        87-0617649
(State or other          (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of           Classification Number)           Identification No.)
incorporation or
organization)

200 LAFAYETTE STREET, SUITE 750, BATON ROUGE, LA 70801
     (225) 343-7811
(Address and Telephone Number of Principal Executive Offices)

200 LAFAYETTE STREET, SUITE 750, BATON ROUGE, LA 70801
(Address of Principal Place of Business)

MICHAEL W. SCIACCHETANO, PRESIDENT
200 LAFAYETTE STREET, SUITE 750, BATON ROUGE, LA 70801
     (225) 343-7811
(Name, Address and Telephone Number of Agent for Service)

     Copies to:

          Ronald N. Vance, Esq.
          57 West 200 South
          Suite 310
          Salt Lake City, UT 84101
         (801) 359-9300
         (801) 359-9310 - FAX

     Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each                                 Proposed     Proposed
Class of           Maximum       Maximum
Securities         Amount        Offering     Aggregate    Amount of
to be              to be         Price        Offering     Registration
Registered         Registered    Per Unit(1)  Price(1)     Fee (1)
Common Stock
$.001 par value
per share            551,942        $1.00     $551,942       $138

     (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.  Since there is no market for the shares, this amount is estimated based upon the anticipated offering price per share of $1.00.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 14, 2001

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.
This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SHADOWS BEND DEVELOPMENT, INC.
551,942 Common Shares

     We are registering for resale 551,942 shares to be offered by selling security holders.  Our shares are not listed on any national securities exchange or the Nasdaq Stock Market.  We have agreed to keep this prospectus current for a maximum period of six months, or until all of the shares are resold by the selling security holders, whichever shall first occur.  The maximum period for this prospectus may also be reduced with the consent of the selling security holders who have not sold all of their shares at that time.
Offers and sales of these shares will cease upon the earlier of the events listed.

     The sale of the shares by the selling security holders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or otherwise.  The selling security holders may effect these transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling security holders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, if any, in negotiated transactions or otherwise.

     Our shares are subject to Rule 15g-9 under the Exchange Act.  That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities designated as "penny stocks" to persons other than established customers and institutional accredited investors.  The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  Currently our stock is a penny stock.  For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.

     This Offering Is Highly Speculative and Involves Special Risks Concerning
the Company and its Business.  See "Risk Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

________, 2001

TABLE OF CONTENTS

                                                                                Page
PROSPECTUS SUMMARY                                                                1

RISK FACTORS                                                                      2

   We do not have firm arrangements for funding for construction or operation of
   our first facility and do not have existing sources to secure this funding     2

   Our key management personnel , consisting of Michael W. Sciacchetano, Alvin
   Gautreaux, and Michael Geissler,  do not have employment agreements with us and do not devote all their time to commencing the principal operations of
   our company                                                                    3

   Our financial statements for the year ended December 31, 2000, and the report of the auditor of these financial statements, contain a going concern
   paragraph                                                                      3

   Our shares are covered by the Penny Stock Rule which could limit the liquidity of our outstanding shares should a market for our stock be established in the
   future                                                                         3

   Medical breakthroughs or cures for Alzheimer's disease or other dementia disorders could eliminate the need for the type of facilities we plan to
   construct and operate                                                          4

FORWARD LOOKING STATEMENTS                                                        4
MANAGEMENT'S PLAN OF OPERATIONS                                                   5
BUSINESS                                                                          7
PRINCIPAL SHAREHOLDERS                                                           20
MANAGEMENT                                                                       21
CERTAIN TRANSACTIONS                                                             24
MARKET INFORMATION                                                               25
SHARES ELIGIBLE FOR FUTURE SALE                                                  25
SELLING SECURITY HOLDERS                                                         26
PLAN OF DISTRIBUTION                                                             27
DESCRIPTION OF SECURITIES                                                        28
DIVIDEND POLICY                                                                  29
LEGAL MATTERS                                                                    29
EXPERTS                                                                          29
FINANCIAL STATEMENTS                                                             29

PROSPECTUS SUMMARY

Our Company

     We are a startup company.  We have acquired approximately six acres of land in Baton Rouge, Louisiana, on which we intend to construct and operate a
36-bed resident care facility for persons afflicted with Alzheimer's or other related dementia diseases.

     Our principal executive offices are located at 200 Lafayette Street,
Suite 750, Baton Rouge, LA 70801, and our telephone number at these offices is
(225) 343-7811.

The Offering

Securities offered     551,942 shares are being offered for resale by three of our shareholders, namely Howard M. Oveson, who is offering to sell 548,192 shares, the estate of Frank A. Morbeck, which is offering to sell 2,500, and
                       Marilyn White, who is offering to sell 1,250 shares.  The reason for this offering is that in the opinion of the staff of the Securities and Exchange
                       Commission, the selling shareholders may only resell their shares through a registered offering since they were acquired when we were a blank check company.

Shares outstanding at
February 20, 200       110,000,578; no additional shares will be issued by us in this offering.

Proceeds from the
offering               We will not realize any proceeds from the sale of
                       shares by the selling security holders in this offering

Expenses of the
offering               The expenses of this offering are estimated to be
                       approximately $35,000.  One of the selling stockholders has agreed to pay the state and federal registration fees, legal fees, edgarizing and printing costs, and the transfer agents fees, which are estimated to be $24,938 of the total estimated costs.

Risk Factors           This offering is subject to the following risk factors:

                            -     we do not have the approximately $3 million needed to commence construction of our first facility and we do not currently have sources for this funding;

                            -     we do not have a specific timetable within which we will begin construction;

                            -     we anticipate incurring operating and net losses for the
                                  foreseeable future;

                            -     we have an accumulated deficit at March 31, 2001, of ($18,786);

                            -     our financial statements contain a going concern opinion; and

                            -     there is no market for our stock.

     The following summary financial information has been derived from our consolidated financial statements which appear later in this prospectus and should be read in conjunction with those consolidated financial statements and related notes.

   For the Three          For the years
                                              Months Ended           ended December 31
                                              March 31, 2001         2000         1999
                                             (Unaudited)
Consolidated Statement
of Operations Data:

Revenues                                          $--                 $--         $--
Operating expenses                               8,234               1,219       1,750
Net loss                                        (8,234)             (1,219)     (1,750)
Loss per share                                  (0.001)             (0.000)     (0.000)

Consolidated Balance
Sheet Data:

Current assets                                  (1,184)             $1,051
Total assets                                 1,418,789           1,421,024
Current liabilities                             86,375              71,043
Stockholders' equity                         1,032,414           1,049,981

RISK FACTORS

     - We do not have firm arrangements for funding for construction or operation of our first facility and do not have existing sources to secure this funding.

We estimate that the cost to construct and furnish our first facility will be approximately $3,063,876 and that to operate the facility for the first twelve months we will need approximately $847,536.  Without these funds we cannot commence our principal operations.  We have no assurances from, or binding agreements with, anyone that they will furnish this funding to us.

     - Our key management personnel , consisting of Michael W. Sciacchetano,
       Alvin Gautreaux, and Michael Geissler, do not have employment agreements with us and do not devote all their time to commencing the principal operations of our company.

We are significantly dependent upon the services of our present management to obtain the necessary funding to commence our business operations, none of whom have employment agreements or other contracts which would prevent them from competing with us if they decided to leave our company.  Without these persons, it would be extremely difficult, if not impossible, to complete and operate the first facility, and to construct and operate future facilities.
Also, because we do not have sufficient operating funds, they each have other employment commitments which prevent them from devoting their full time to our company.  When principal operations commence, we anticipate that each of our key management personnel will devote substantially his full-time efforts to our company.

     - Our financial statements for the year ended December 31, 2000, and the report of the auditor of these financial statements, contain a going concern paragraph.

For the year ended December 31, 2000, we sustained losses of ($1,219) and current liabilities exceeded current assets by $69,992.  Most of these losses are due to the startup costs of our business.  There is no assurance that we will be able to continue as a going concern without additional funds to construct and operate the first facility until it is profitable, if it ever does become profitable, of which there is no assurance.

     - Our shares are covered by the Penny Stock Rule which could limit the liquidity of our outstanding shares should a market for our stock be established in the future.

Our shares are subject to Rule 15g-9 under the Exchange Act, which may affect the ability of broker-dealers to sell our shares and may  affect the ability of holders to sell their shares in the secondary market.  That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities designated as "penny stocks" to persons other than established customers and institutional accredited investors.  The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Initially our stock will be a penny stock.  We cannot assure you that our shares will ever qualify for exemption from these restrictions. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.

     - Medical breakthroughs or cures for Alzheimer's disease or other dementia disorders could eliminate the need for the type of facilities we plan to construct and operate.

Medical science is actively working on a cure for Alzheimer's disease and other dementia disorders.  If science were to discover a cure or develop drugs which could prevent these disorders, the need for the services which we intend to provide would be largely unneeded and our ability to continue as a business would be jeopardized.  Since our proposed facilities are designed specifically for persons with these types of disorders, it would be difficult and very costly to convert the facilities for persons with other disorders which might be delivered in a skilled nursing or other facility for the elderly or incompetent.

FORWARD LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future.  Forward-looking statements include statements about the future of operations involving the construction and management of facilities for persons afflicted with Alzheimer's or other related dementia diseases, statements about our future business plans and strategies, and most other statements that are not historical in nature.  In this prospectus forward-looking statements are generally identified by the words "anticipate," "plan," "believe,"
"expect," "estimate," and the like.  Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.

     In light of the significant uncertainties
inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

     The Private Securities Litigation Reform Act of 1995, which provides a
"safe harbor" for similar statements by existing public companies, does not apply to this offering.

MANAGEMENT'S PLAN OF OPERATIONS

     We are currently in a start-up phase and we have no material amount of funds from which we can satisfy any cash requirements to commence operations.
Our financial statements and the report of our independent auditor contain a going concern paragraph.  This means that because we have had little or no operations to date, and because we have little or no tangible assets or financial resources, and have incurred losses since inception, there is substantial doubt about our ability to continue as a going concern.  Prior to commencing operations, we anticipate that any cash requirements will be satisfied through cash advances to the company by Mr. Sciacchetano, an officer, director, and principal shareholder.  We anticipate the need to raise funds, either by borrowing the funds or through equity financing, in order to commence principal operations.

     We have financed our start-up phase thus far through loans to the company.  In April of 2000 Shadows Bend Court, Inc., which is now our wholly owned subsidiary, borrowed $150,000 from Randal Gomez.  This loan is due on or before January 1, 2003.  No interest is due on the note, but we have agreed to issue 90,000 shares with the repayment of the principal.  In November of 2000 we borrowed another $150,000 from
Thomas H. Normile, one of our shareholders.  In December 2000 we borrowed
$50,000 from Three Oaks Manor, Inc., an entity controlled by Michael
Sciacchetano, an officer, director, and principal shareholder of our company, which funds were used to repay, in part, the initial loan in
April 2000.  Principal and service fees of $15,000 to Mr. Normile and
$10,000 to Three Oaks Manor, Inc. are due on or before January 2, 2003.
We have no agreement or arrangement for future funding from these or any other sources.

     We have acquired the land upon which we intend to construct our first
Alzheimer's facility and are in the process of completing the architectural plans for the facility.  We estimate that the cost of construction and furnishing of the facility will be approximately $3,063,871 and operating the facility for twelve months will be approximately $847,536.

     We expect that any additional facilities constructed by us will require similar funding.  In addition, the cost of land for any future facility could cost between $200,000 and $400,000, depending upon the location.  We may attempt to secure the land in trade for stock of our company, but there is no assurance that we could negotiate a transaction in this manner.  We are also unable to estimate the number of shares which would be involved in this type of exchange.

     We presently do not have funds to commence construction of the initial facility.  We are currently negotiating for the financing of the initial and up to two additional facilities.  However, we have not entered into any binding arrangements or agreements to secure this funding.  There is no assurance that we will be able to secure the funding, or that if the funding is made available to us, that we would be able to obtain it at rates and upon terms which would be adequate to commence construction and operations.

     We also plan to establish a trading market for our outstanding stock.  If we are able to accomplish this, of which there is no assurance, we may seek equity funding for the first or future facilities through the sale of our stock in either public or non-public offerings.  We have contacted a potential underwriter for this funding for the initial and up to two additional facilities, but have not entered into any agreements or arrangements to offer and sell our shares in these types of offerings.

     If we are unable to secure funding through an equity offering for our first facility in Baton Rouge, Louisiana, we believe we would be able to secure conventional financing through a lending institution.  We believe HUD financing would provide up to 90% of the construction and operating costs for approximately eight months.  Conventional financing would provide up to 80% of the construction costs and approximately twelve months of operating funds.  We believe we could secure the balance of the funds necessary for the construction and operating costs from the liquidation of the balance of our undeveloped real property not required for the first facility.

     If we are able to secure funding for our first facility, we anticipate hiring approximately 25 employees to staff the facility.  For each additional facility we are able to construct, we anticipate hiring a similar number of new employees.

     If we are unable to secure funding from any source, we will not be able to commence our principal operations.

BUSINESS

Our History and Background

     Our company was incorporated under the laws of the State of Idaho on May
25, 1967, for the primary purpose of exploring for commercial silver and zinc deposits.  The original name of the company was "Silver Beaver Mining Co.,
Inc."  The company had owned various unpatented mining claims near Couer d'
Alene, Idaho from 1967 until the last mining claim was abandoned in 1997.  The claims were abandoned because the company did not have adequate working capital in order to pay the annual maintenance fee of $100 per mining claim to the U.S. Bureau of Land Management.

     On May 6, 1998, the shareholders authorized the following matters:

          - A change of domicile of the Idaho corporation to the State of
Nevada by means of merger with and into a Nevada corporation formed for this purpose. The articles of merger became effective June 30, 1998.  The Nevada company was incorporated on June 2, 1998, under the name "Silver Beaver Mining
Company, Inc."

          - A reverse split of the 5,000,000 outstanding shares of common stock at the rate of one share for each four shares outstanding, which means that each four shares of  stock outstanding immediately prior to the effective date of the reverse split were decreased to one share after the split.  The reverse split reduced the number of outstanding shares to 1,251,302 and was effective the close of business May 6, 1998.

          - An amendment to the sixth article of the articles of incorporation to increase the number of authorized shares of common stock to 50,000,000 and to reduce the par value to $.001.

          - A change to the second article of the articles of incorporation changing the purpose of the company to allow it to conduct operations other than in the mining industry.

     In August 1998 we issued 2,000,000 post-reverse split shares of common stock for the settlement of debt for $5,643 advanced to us by Milagro
Holdings, Inc., a corporation controlled by Howard M. Oveson, one of the selling stockholders in this offering, which funds were used for our operations.  This action increased the number of outstanding shares to
3,251,302.

     In April 2000 we again reverse split the outstanding shares of common stock at the rate of one share for each four shares outstanding, which means that each four shares of  stock outstanding immediately prior to the effective date of the reverse split were decreased to one share after the split.  The reverse stock split was effective on April 27, 2000.  As a result of the reverse stock split, the 3,251,302 outstanding shares were reduced to 813,404 shares.  We also changed the name of the company to "Shadows Bend Development,
Inc." effective June 2, 2000, in contemplation of a proposed transaction with a Louisiana corporation.

     On or about August 4, 2000, we entered into an agreement with Shadows
Bend Development, Inc., a privately-held Louisiana corporation, and the shareholders of this entity.  At the time the agreement was entered into, the Louisiana corporation had purchased the land upon which it intended to construct its first Alzheimer's facility, but it had not commenced its principal operations to construct and operate an Alzheimer's facility.
The agreement provided that on the closing date the shareholders of the
Louisiana corporation would exchange all of their shares, which in the aggregate totaled 9,187,174 shares, for 9,187,174 post-reverse split shares of our company, such that the Louisiana corporation would become a wholly owned subsidiary and the shareholders of the Louisiana corporation would own approximately 92% of the outstanding stock of our company.  Management of the Louisiana corporation believed at the time that the reverse acquisition of the publicly held corporation would provide the Louisiana corporation the opportunity to create a public market for its stock, thus providing liquidity to the shareholders of the Louisiana corporation, and, if a public trading market for the stock were to be established, management could more easily persuade underwriters to raise funds for the company's Alzheimer's projects.  The closing of the reorganization agreement was held on October
13, 2000.  As a result of the closing of the reorganization agreement, old management resigned in favor of the current directors and officers who were designated by the Louisiana corporation.  In connection with the transaction, the Louisiana corporation paid a finder's fee of $150,000 to
Milagro Holdings, Inc., an entity controlled by Howard M. Oveson, a principal shareholder of the publicly held company prior to closing, and a finder's fee of $100,000 to Spectrum Financial, Inc.

     Unless otherwise indicated, all references in this prospectus to our outstanding shares give effect to both previous stock splits.

History of the Louisiana Corporation

     The Louisiana company was incorporated under the laws of the State of
Louisiana on January 20, 2000, under the name "Shadows Bend Development, Inc."
and is authorized to engage in any lawful business activity in which corporations formed in this state may engage, either for its own account or for others as agent.  The Louisiana corporation changed its name to "Shadows
Bend Court, Inc." on January 2, 2001.

     In July 2000 the Louisiana company acquired all of the ownership interests in Diamond Holding, L.L.C., a Louisiana limited liability company which owned the property on which we intend to construct our first facility in
Baton Rouge, Louisiana.  The Louisiana company issued approximately 45.72% of its outstanding stock pro rata to the members of the limited liability company which is now wholly owned by the Louisiana corporation.  These members consisted of Palisade Properties, Inc., a corporation controlled by Adolph and
Leonard LaPlace, Thomas H. Normile, and Capital Resource Holding, L.L.C., a
limited liability company controlled by J. Byron Bienvenu.  Each of these persons exchanged their shares in the Louisiana corporation on a one-for-one basis for shares of our company in the reverse acquisition in October 2000.

Proposed Business Operations, Services, and Facilities

     Overview

     We intend to provide assisted living and related services to the private pay market for persons suffering from Alzheimer's or related dementia diseases.  We do not intend to accept any Medicare or insurance-dependent patients.  The specialty care facilities will combine housing, personalized support and healthcare services in what we believe will be a cost-effective, non-institutional setting designed to address the individual needs of the persons with Alzheimer's or related dementia diseases who need regular assistance with activities of daily living, such as eating, bathing, dressing and personal hygiene, but who do not require the level of healthcare provided in a skilled nursing facility.  Our facilities will differ from typical assisted living facilities in that our facilities will be specialized to care only for those persons with Alzheimer's or related dementia diseases.

SHADOWS BEND DEVELOPMENT INC.
(formerly Silver Beaver Mining Company, Inc.)
Consolidated Balance Sheet

                                    March 31         December 31
                                      2001              2000
A S S E T S

                                   (Unaudited)        (Audited)
Current Assets
     Cash                           $(1,184)            $1,051
                                  ---------          ---------
Total Current Assets                 (1,184)             1,051
     Fixed Assets
     Land                         1,050,000          1,050,000

Total Fixed Assets                1,050,000          1,050,000

Other Assets
     Development Costs              369,973            369,973
                                  ---------          ---------
Total Other Assets                  369,973            369,973
                                  ---------          ---------
Total Assets                     $1,418,789         $1,421,024
                                  =========          =========

L I A B I L I T I E S

Current Liabilities
     Accounts Payable                71,043             71,043
     Accrued Interest                15,332              9,333
                                  ---------          ---------
Total Current Liabilities            86,375             80,376

Long-Term Liabilities
     Notes Payable                  300,000            300,000
                                  ---------          ---------
Total Long-Term Liabilities         300,000            300,000
                                  ---------          ---------
Total Liabilities                   386,375            380,376

Commitments and Contingencies             -                  -

S T O C K H O L D E R S '    E Q U I T Y

Common Stock                         10,001             10,001

Additional Paid-in-Capital        1,041,199          1,041,199
     Accumulated Deficit            (18,786)           (10,552)
                                  ---------          ---------
Total Stockholders' Equity
     (Deficit)                    1,032,414          1,040,648
                                  ---------          ---------
Total Liabilities and
     Stockholders' Equity        $1,418,789         $1,421,024
                                  =========          =========

SHADOWS BEND DEVELOPMENT INC.
(formerly Silver Beaver Mining Company, Inc.)
Consolidated Statements of Operations

                         (Unaudited)

                         For the            For the            From 1/20/00
                         Three Months       Three Months      (Inception)
                         Ended March 31     Ended March 31     to Mar 31
Revenues:                     2001              2000               2001

     Revenues                  $-                $-                $-
                            ---------         ---------          --------
          Total Revenues        -                                   -

Expenses:
     Interest Expense           6,000                              15,333
     Operating Expenses         2,234             -                 3,453
                            ---------         ---------          --------
          Total Expenses        8,234             -                18,786

          Net loss from
           Operations         $(8,234)           $-              $(18,786)

Provision for Income Taxes:

     Income Tax Benefit         -                 -                 -

          Net Income (Loss)   $(8,234)           $-              $(18,786)
                            =========         =========          ========

Basic and Diluted Earnings
 Per Common Share              (0.001)            0.000            (0.000)
                            ---------         ---------          --------
Weighted Average number of
 Common Shares             10,000,578        10,000,578        10,000,578
                            =========         =========          ========
 used in per share calculations

(Retroactively Restated)

SHADOWS BEND DEVELOPMENT INC.
(formerly Silver Beaver Mining Company, Inc.)
Consolidated Statements of Cash Flows

                          (Unaudited)
                                   For the           For the         From 1/20/00
Cash Flows from Operating          Three Months      Three Months    (Inception)
 Activities:                       Ended March 31    Ended March 31   to Mar 31
                                       2001              2000            2001

     Net Income (Loss)               $(8,234)             $-           $(18,786)
     Adjustments to reconcile
      net loss to net cash
      provided (used) to operating
      activities:
               Accounts Payable            -               -             71,042
               Accrued Interest        6,000               -             15,333
                                    --------           --------        --------
               Total Adjustments       6,000               -             86,375
                                    --------           --------        --------
Net Cash Used in Operating
 Activities                          $(2,234)             $-            $67,589

Cash Flows from Investing
 Activities:

                Development Costs          -               -           (369,973)
                                    --------           --------        --------
Net Cash Used in Investing
 Activities                               $-              $-          $(369,973)
                                    --------           --------        --------

Cash Flows from Financing
 Activities:

     Note Payable                          -               -            300,000
     Common Stock                          -               -              1,200
                                    --------           --------        --------
Net Cash Provided for Financing
 Activities                               $-              $-           $301,200
                                    --------           --------        --------
Net Increase (Decrease) in Cash      $(2,234)             $-            $(1,184)

Cash Balance,  Begin Period            1,051               -                  -
                                    --------           --------        --------
Cash Balance,  End Period            $(1,184)             $-            $(1,184)
                                    ========           ========        ========

Supplemental Disclosures:
     Cash Paid for interest                -                                  -
     Cash Paid for income taxes            -                                  -
     Stock Issued for Services             -                                  -

PART I

Item 1. Financial Statements

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and
Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made. The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's registration statement on Form 10KSB, as amended.

CLYDE BAILEY P.C.
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230

(210) 699-1287(ofc.)
(888) 699-1287 ¨ (210) 691-2911 (fax)

Member:
American Institute of CPA's
Texas Society of CPA's

Board of Directors

Shadows Bend Development, Inc.
(formerly Silver Beaver Mining Company, Inc.)

INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Shadows Bend Development,
Inc. (formerly Silver Beaver Mining Company, Inc.) (Company), a Development
Stage Enterprise, as of December 31, 2000 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards.
Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December
31, 2000 and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles

The Company is a development stage enterprise, as defined in Financial
Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has no viable operations to date and little or no tangible assets that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Clyde Bailey

Clyde Bailey P.C.
San Antonio, Texas
January 22, 2001

SHADOWS BEND DEVELOPMENT INC.
(formerly Silver Beaver Mining Company, Inc.)
(A Development Stage Enterprise)
Consolidated Balance Sheet
As of December 31, 2000

A S S E T S

Current Assets

     Cash                                       $1,051
                                             ---------
          Total Current Assets                   1,051

Fixed Assets
     Land                                    1,050,000
                                             ---------
          Total Fixed Assets                 1,050,000

Other Assets
     Development Costs                         369,973
                                             ---------
          Total Other Assets                   369,973
                                             ---------
          Total Assets                      $1,421,024
                                             =========
L I A B I L I T I E S

Current Liabilities
     Accounts Payable                           71,043
     Accrued Interest                            9,333
                                             ---------
          Total Current Liabilities             80,376

Long-Term Liabilities
     Notes Payable                             300,000
                                             ---------
          Total Long-Term Liabilities          300,000
                                             ---------
          Total Liabilities                    380,376

Commitments and Contingencies                        -

S T O C K H O L D E R S '    E Q U I T Y

Common Stock                                    10,001

Additional Paid-in-Capital                   1,041,199
Accumulated Deficit                            (10,552)
                                             ---------
          Total Stockholders' Equity
           (Deficit)                         1,040,648
                                             ---------
          Total Liabilities and
           Stockholders' Equity             $1,421,024
                                             =========

SHADOWS BEND DEVELOPMENT INC.
(formerly Silver Beaver Mining Company, Inc.)
(A Development Stage Enterprise)
Consolidated Statements of Operations

                                   For the            From 1/20/00
                                   Year Ended        (Inception)
                                   December 31        to Dec 31
Revenues:                             2000               2000

     Revenues                         $-                  $-
                                   --------            --------
          Total Revenues               -                   -

Expenses:
     Interest Expense                 9,333               9,333
     Operating Expenses               1,219               1,219
                                   --------            --------
          Total Expenses             10,552              10,552
                                   --------            --------
          Net loss from Operations $(10,552)           $(10,552)

Provision for Income Taxes:

     Income Tax Benefit                -

          Net Income (Loss)        $(10,552)           $(10,552)
                                   ========            ========

Basic and Diluted Earnings Per
 Common Share                        (0.003)             (0.003)
                                   --------            --------
Weighted Average number of Common
 Shares                           3,110,198           3,110,198
                                   ========            ========
 used in per share calculations

SHADOWS BEND DEVELOPMENT INC.
(formerly Silver Beaver Mining Company, Inc,)
(A Development Stage Enterprise)
Consolidated Statements of Cash Flows

                                           For the           From 1/20/00
                                          Year Ended         (Inception)
                                          December 31         to Dec 31
Cash Flows from Operating Activities:        2000               2000

     Net Income (Loss)                     $(10,552)         $(10,552)

     Changes in operating assets and
      liabilities:
        Accounts Payable                     71,043            71,043
        Accrued Interest                      9,333             9,333
                                           --------           -------
               Total Adjustments             80,376            80,376
                                           --------           -------
Net Cash Used in Operating Activities       $69,824           $69,824

Cash Flows from Investing Activities:

                Development Costs          (369,973)         (369,973)
                                           --------           -------
Net Cash Used in Investing Activities     $(369,973)        $(369,973)
                                           --------           -------

Cash Flows from Financing Activities:

     Note Payable                           300,000           300,000
     Common Stock                             1,200             1,200
                                           --------           -------
Net Cash Provided for Financing Activities $301,200          $301,200
                                           --------           -------
Net Increase (Decrease) in Cash              $1,051            $1,051

Cash Balance,  Begin Period                       -                 -
                                           --------           -------
Cash Balance,  End Period                    $1,051            $1,051
                                           ========           =======

Supplemental Disclosures:
     Cash Paid for interest                       -                 -
     Cash Paid for income taxes                   -                 -
     Stock Issued for Services                    -                 -

SHADOWS BEND DEVELOPMENT, INC.
(formerly Silver Beaver Mining Company, Inc.)
(A Development Stage Enterprise)
Consolidated Statements of  Stockholders' Equity
As of December 31, 2000

                                             $0.001          Paid-In    Accumulated     Stockholders'
                             Shares          Par Value       Capital    Deficit         Equity

Balance, January 20, 2000       -               $-               $-          $-            $-
  9/29/00
  Effect of Recapitalization
   of Subsidiary              5,659,174        5,659         (4,460)                      1,200

  9/29/00
  Acquisition of Diamond
   Holdings, LLC              3,528,000        3,528      1,046,472                   1,050,000

  10/13/00
  Issuance of shares to
   former Silver                813,404          813           (813)                          0
  Beaver Mining shareholders
   in exchange for assets

  Net Income  (Loss)            -                -                -         (10,552)    (10,552)
                             ----------      -------     ----------        --------   ---------
Balance, December 31, 2000   10,000,578       10,001      1,041,199        $(10,552)  1,040,648
                             ==========      =======     ==========        ========   =========

SHADOWS BEND DEVELOPMENT, INC.
(formerly Silver Beaver Mining Company Inc.)
Notes to Financial Statements

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Shadows Bend Development, Inc. ("the Company") was incorporated under the laws of the State of Louisiana on January 20, 2000, for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Louisiana. The Company entered into an Agreement and
Plan of Reorganization with Shadows Bend Development, Inc. (formerly Silver
Beaver Mining Company, Inc.) on August 4, 2000. The Company has a total of
50,000,000 authorized common shares with a par value of $.001 per share and with 10,000,578 shares issued and outstanding as of December 31, 2000.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Shadows Bend Development, Inc., a Louisiana
Corporation "Shadows Bend LA". All significant intercompany transactions have been eliminated in consolidation.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial
Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board
Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards
Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Accounting Method

                 The Company's financial statements are prepared using the
accrual method of accounting. Revenues will beare recognized when earned and expenses when incurred. Fixed assets are stated at cost.
Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.  The development costs of the centers are being capitalized until they are built and placed in service. The land and development costs are not impaired as of
December 31, 2000.

SHADOWS BEND DEVELOPMENT, INC.
(formerly Silver Beaver Mining Company Inc.)
Notes to Financial Statements

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

Earnings per Common Share

The Company adopted Financial Accounting Standards  (SFAS) No.  128,
"Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures,
SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about
Segments of an Enterprise and Related Information, supersedes SFAS No. 14,
"Financial Reporting for Segments of a Business Enterprise." SFAS 131
establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public.  It also establishes standards for disclosures regarding products and services, geographic areas and major customers.  SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Employers' Disclosure about Pensions and Other Postretirement Benefits

Statement of Financial Accounting Standards (SFAS) 132, "Employers' Disclosure
about Pensions and Other Postretirement Benefits," revises standards for disclosures regarding pensions and other postretirement benefits. It also requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. This statement does not change the measurement or recognition of the pension and other postretirement plans. The financial statements are unaffected by implementation of this new standard.

SHADOWS BEND DEVELOPMENT, INC.
(formerly Silver Beaver Mining Company Inc.)
Notes to Financial Statements

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

Accounting for Derivative Instruments and Hedging Activities

Statement of Financial Accounting Standards (SFAS) 133, "Accounting for
Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for sale security, or a foreign-currency-denominated forecasted transaction. Because the Company has no derivatives, this accounting pronouncement has no effect on the Company's financial statements.

NOTE 2 - RECAPITALIZATION

On September 29, 2000, the Company entered into a reorganization agreement with Shadows Bend LA. At the time of the reorganization the Company was an inactive entity with no significant assets or liabilities. On September 29,
2000, the Company acquired all of the outstanding stock of the subsidiary by issuing 9,187,174 shares of its common stock for all of the outstanding shares of Shadows Bend LA which made it a wholly owned subsidiary. The acquisition was accounted for as a recapitalization of the subsidiary as the shareholders of the subsidiary controlled the combined Company after the acquisition.

NOTE 3  -  COMMON STOCK

Prior to the merger with Silver Beaver Mining Company, Inc., a Nevada corporation, the Idaho Corporation reverse split all of the issued and outstanding shares of common stock on a one for four basis. There were
5,000,000 shares pre-split and 1,251,302 post-split shares outstanding.

In 1998, the Idaho Corporation issued 831,065 shares of its common stock for consulting services valued at par value of the shares issued in the amount of
$831.

Shareholders of the Idaho Corporation received on a share for share basis shares of the Nevada Corporation after the merger.

Subsequent to the merger the Company issued an officer 2,000,000 shares for
$5,643 the officer had expended in behalf of the Company.

SHADOWS BEND DEVELOPMENT, INC.
(formerly Silver Beaver Mining Company Inc.)
Notes to Financial Statements

NOTE 3  -  COMMON STOCK (CONTINUATION)

The Company approved a reverse split of the common stock at the rate of one share for each four shares outstanding as of the close of business on April
27, 2000.

The Company (formerly Silver Beaver Mining Company Inc., a public company)
entered into an Agreement and Plan of Reorganization with an effective date of
September 29, 2000 with Shadows Bend Development Inc. ("Silver Beaver" a
Nevada Corporation) to exchange 9,187,174 shares of its common stock for a like number of shares of the Company.  Shadows Bend LA is a wholly owned subsidiary of the Company (a public Company).

Also, the Company entered into an agreement with Diamond Holdings, LLC. To exchange 3,528,000 shares of its common stock in exchange for a five acre tract of land in Baton Rouge Louisiana to be used for a Alzheimer Treatment and Home Health Center.

NOTE 4  -  RELATED PARTIES

Accounts Payable in the amount of $41,954 to Trace Resources LLC., which is wholly owned by Michael Sciacchetano, majority shareholder and President.

NOTE 5  -  NOTES PAYABLE

In April of 2000, a note payable was executed in the amount of $150,000 to an individual and shareholder for funds to acquire future acquisitions by the
Subsidiary. In December 2000, a payment of $50,000 was made against the principle balance leaving a balance of $100,000. The note matures in January
2003 and shares of stock can be issued to cover interest at maturity.

In December of 2000, a note payable was executed in the amount of $50,000 to
Three Oaks Manor Inc. The note matures in January 2003 and carries a service fee of $10,000 and 20,000 shares of stock at maturity.

In November of 2000, a note payable was executed in the amount of $150,000 to
Thomas Normile, a less than 5% shareholder. The note matures in January
2003 and carries a service fee of $15,000 due at maturity.

The notes are unsecured and interest has been accrued at the rate of 8% per annum. The service fee on the third note is being accounted for in the form of accrued interest. A total of $9,333 has been accrued as of December 31, 2000.
The requirement to issue common stock will be accounted for at the maturity of the notes as a reduction of the accrued interest.

NOTE 6  -  GOING CONCERN

The Company has had little or no operations to date, has little or no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.  Management has plans to start management operations of a center within 12 months.

SHADOWS BEND DEVELOPMENT, INC.
(formerly Silver Beaver Mining Company Inc.)
Notes to Financial Statements

NOTE 7 - FORGIVENESS OF DEBT

A former officer of the Idaho Corporation had advanced to the Company $3,300.
Concurrent with the merger with the Nevada Corporation he accepted the mining claims at book value as partial payment and forgave the remaining $3,000 owed him by the Company.

NOTE 8 - LAND

On July 3, 2000, the Company acquired the 100% interest in Diamond Holding
LLC, which owns a six-acre tract of land in Baton Rouge Louisiana. The land will be used for an Alzheimer Treatment and Home Health Center.  The land has been valued be appraised at over $1,050,000 and is recorded at $1,050,000 as at the appraised value even though the land was acquired be a related party. (a shareholder holding 35% of the shares). Management has elected to value the land at appraised value because the historical cost is not available and they believe that valuing the land at historical cost cannot be justified by the former holders of the land.

NOTE 9 - INCOME TAXES

Deferred income taxes arise from temporary differences resulting from the
Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The
Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Code are met.  Due to the uncertainty as to the utilization of net operating loss carry-forwards an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

A total of $5,961 in net operating loss is available to be carried over to future years and will expire in 2018 and 2019.

NOTE 10  -  SUBSEQUENT EVENTS

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

[OUTSIDE BACK COVER]

     Until _____, 2001, (ninety days after the date of this prospectus) all dealers that effect transactions in these securities may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.     Indemnification of Directors and Officers

     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

     Article VI of our bylaws provides that we shall indemnify our directors, officers, agents and other persons to the full extent permitted by the laws of the State of Nevada.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.     Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the offering described in the registration statement:

     Registration Fee                                $138
     Blue Sky Fees                                   $500
     Accounting Fees and Expenses                    $7,500
     Legal Fees and Expenses                         $22,000
     Edgarizing and Printing                         $2,000
     Transfer Agent Fees                             $300
     Miscellaneous                                   $3,012
          Total Expenses                             $35,000

     Howard M. Oveson, one of the selling security holders has agreed to pay the legal fees, state and federal registration fees, the edgarizing and printing costs, and the transfer agent fees.
Item 3.     Undertakings

(a)     The Company hereby undertakes that it will:

     (1)     File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2)     For the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

     (3)     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)     Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding)
is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)The Company will:

     (1)     For determining any liability under the Act, treat the
information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (2)     For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.
Item 4.     Unregistered Securities Issued or Sold Within Three Years

     In April 1998 we issued 51,942 shares of common stock to Howard M.
Oveson, one of the selling stockholders in this offering and a shareholder owning in excess of 5% of the outstanding stock.  These shares were issue in consideration of services rendered by Mr. Oveson in gathering and organizing the books and records of the company prior to April 1998.  At such time the company had no cash to pay for such services.  Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  Such investor delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificate evidencing such securities.  No underwriting discounts or commissions were paid in connection with such issuance.  Also, no general solicitation or general advertising was used to market the securities.  The investor was provided with information normally provided in a prospectus.
Management believes that at the time of the issuance Mr. Oveson was an accredited investor as defined in Rule 501(a) of Regulation D.

     In August 1998 we issued 500,000 shares of common stock to Milagro
Holdings, Inc., a corporation controlled by Howard M. Oveson, one of the selling stockholders in this offering and a shareholder owning in excess of 5%
of the outstanding stock.  These shares were issued in consideration of settlement in full of cash advances to the company by this entity in the amount of $5,643.  Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as a transaction by an issuer not involving any public offering.  Such investor delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificate evidencing such securities.  No underwriting discounts or commissions were paid in connection with such issuance.  Also, no general solicitation or general advertising was used to market the securities.  The investor was provided with information normally provided in a prospectus.  Management believes that at the time of the issuance Milagro Holdings, Inc. was an accredited investor as defined in
Rule 501(a) of Regulation D.

     In October 2000, the Company issued 9,187,174 shares of common stock of the Company to the four shareholders of the Louisiana corporation.  The shares were issued in a reverse acquisition transaction between the Company and the
Louisiana corporation, in which such shareholders exchanged all of their shares for the shares of the Company.  Such securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506, as transactions by an issuer not involving any public offering.  Of the total shareholders of the Louisiana corporation, management reasonably believes that one was accredited and three were non-accredited as defined in Rule 501(a) of
Regulation D.  Each of the shareholders of the Louisiana corporation delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities.  No underwriting discounts or commissions were paid in connection with such issuance.  Each of the shareholders of the Louisiana corporation was provided with information normally provided in a prospectus.  In addition, the company made the determinat ion that each non-accredited shareholder was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.  A Form D was filed on or about October 27, 2000.

     In November 2000 we borrowed $150,000 from Thomas H. Normile, one of our shareholders, and issued a promissory note to the lender.  The note is non-interest bearing, but includes a service fee of $15,000.  The principal amount and service fee are due on or before January 2, 2003.  Such note was issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering.  No form of general solicitation was used in connection with such issuance.  No underwriting discounts or commissions were paid in connection with such issuance.  The Company believed that this investor was an accredited investor as defined in Regulation D at the time of the loan.

     In December 2000 we borrowed $50,000 from Three Oaks Manor, Inc., an entity controlled by Michael Sciacchetano, an officer, director, and principal shareholder of the Company, and issued a promissory note to the lender.  The note is non-interest bearing, but includes a service fee of $10,000.  In addition we have agreed to issue 20,000 shares to the lender.  The principal amount of the loan, the service fee, and the stock are due on or before
January 2, 2003.  Such note was issued without registration under the Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof as transactions by an issuer not involving any public offering.  No form of general solicitation was used in connection with such issuance.  No underwriting discounts or commissions were paid in connection with such issuance.  The Company believed that this investor was an accredited investor as defined in Regulation D at the time of the loan.

Item 5.     Exhibits

     The exhibits set forth in the following index of exhibits are filed as a part of this registration statement.

     Exhibit No.     Description of ExhibitLocation

     2.1             Reorganization agreement dated August 4, 2000           (1)
     3.1             Articles of Incorporation filed June 2, 1998            (1)
     3.2             Articles of Merger filed June 30, 1998                  (1)
     3.3             Plan and Agreement of Merger dated June 11, 1998        (1)
     3.4             Certificate of Amendment filed October 15, 1999         (1)
     3.5             Certificate of Amendment filed June 2, 2000             (1)
     3.6             By-Laws of the Company currently in effect              (1)
     4.1             Form of Common Stock Certificate                        (1)
     5.1             Opinion re Legality                                     (1)
     10.1            $150,000 promissory note payable to Randal A. Gomez,
                      with extensions                                        (1)
     10.2            Exchange of Shares to purchase real property dated
                      July 21, 2000                                          (1)
     10.3            Act of Cash Sale dated July 21, 2000                    (1)
     10.4            Office lease                                            (1)
     10.5            $50,000 promissory note dated December 4, 2000,
                      payable to Three Oaks Manor, Inc.                      (1)
     10.6            $150,000 promissory note dated November 9, 2000,
                      payable to Thomas H. Normile                           (1)
     21.1            List of subsidiaries                                    (1)
     23.1            Consent of Clyde Bailey P.C.                         Attached
     23.2            Consent of Ronald N. Vance (contained in
                      Exhibit 5.1 above)

     (1) Filed  with the Securities and Exchange Commission on February 22,
2001, as an exhibit with our original filing of a registration statement on
Form SB-2 (SEC File No. 333-56046).

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned in the city of Baton Rouge, State of Louisiana, on the 3rd day of May 2001.

                      Shadows Bend Development, Inc.

                By:  /s/ Michael Sciacchetano
                         Michael Sciacchetano, President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: May 3, 2001   /s/ Micheal Sciacchetano
                        Michael Sciacchetano, Director

Date: May 3, 2001   /s/ Micheal Sciacchetano
                        Michael E. Geissler, Director

Date: May 3, 2001   /s/ Micheal Sciacchetano
                        Alvin J. Gautreaux, Jr., Director